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                                                                     EXHIBIT I-6










                           ALLIANT ENERGY CORPORATION
                    DEFERRED COMPENSATION PLAN FOR DIRECTORS
               (AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2000)










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                                TABLE OF CONTENTS
                                -----------------

                                                                           PAGE
                                                                           ----

ARTICLE 1 BACKGROUND..........................................................1

ARTICLE 2 DEFINITIONS.........................................................1

    2.1       Account.........................................................1
    2.2       Affiliate.......................................................1
    2.3       Beneficiary.....................................................1
    2.4       Code............................................................2
    2.5       Company.........................................................2
    2.6       Company Stock...................................................2
    2.7       Compensation....................................................2
    2.8       Deferred Compensation...........................................2
    2.9       Effective Date..................................................2
    2.10      Eligible Director...............................................2
    2.11      Participant.....................................................2
    2.12      Plan............................................................3
    2.13      Plan Year.......................................................3
    2.14      Plan Administrator..............................................3
    2.15      Retirement......................................................3
    2.16      Share Value.....................................................3
    2.17      Termination of Directorship.....................................3
    2.18      Unforeseeable Emergency.........................................3

ARTICLE 3 ADMINISTRATION......................................................3

    3.1       Powers and Duties...............................................3
    3.2       Delegation......................................................4

ARTICLE 4 DEFERRED COMPENSATION...............................................4

    4.1       Participant Deferrals...........................................4
    4.2       Deferred Compensation Accounts..................................4

ARTICLE 5 PAYMENT OF DEFERRED COMPENSATION....................................6

    5.1       Payment of Deferred Compensation................................6
    5.2       Commencement of Payments........................................6
    5.3       Timing of Payments..............................................7
    5.4       Amount of Payments..............................................7
    5.5       Form of Payments................................................7
    5.6       Participant Elections...........................................7
    5.7       Emergency Payments..............................................8
    5.8       Tax Payments....................................................8


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    5.9       Facility of Payment.............................................9
    5.10      Restrictions on Payments........................................9

ARTICLE 6 CLAIMS PROCEDURE....................................................9

    6.1       Decisions on Claims.............................................9
    6.2       Review of Denied Claims.........................................9

ARTICLE 7 FUNDING............................................................10

ARTICLE 8 AMENDMENT AND TERMINATION..........................................10

ARTICLE 9 GENERAL PROVISIONS.................................................10

    9.1       Status of Participants.........................................10
    9.2       No Guaranty of Directorship....................................10
    9.3       Delegation of Authority........................................11
    9.4       Legal Actions..................................................11
    9.5       Applicable Law.................................................11
    9.6       Rules of Construction..........................................11
    9.7       Expenses of Administration.....................................11
    9.8       Indemnification................................................11


                                      -ii-
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                                   ARTICLE 1

                                   BACKGROUND
                                   ----------

Alliant Energy Corporation (formerly known as Interstate Energy Corporation and referred to herein as the "Company") has heretofore adopted a deferred compensation plan (the "Plan") to allow its Directors to defer payment of part or all of their current compensation. The Company now wishes to revise the Plan in certain respects and, having reserved to itself the power to amend the Plan, it hereby amends and restates the Plan as follows.

                                    ARTICLE 2

                                   DEFINITIONS
                                   -----------

When the following words or phrases are used herein, they shall have the meanings set forth below unless otherwise specifically provided:

     2.1  Account. An account which has been established for a Participant
          -------
pursuant to Section 4.2. Each such account shall include one or more of the following sub-accounts:

          (a)  Company Stock Account. The account established to record a
               ---------------------
     Participant's deferred Stock Compensation, and the deferred Cash Compensation which a Participant has elected to allocate to a Company Stock Account pursuant to Section 4.2(c).

          (b)  Interest Account. The account established to record the deferred
               ----------------
      Cash Compensation which a Participant has elected to allocate to an Interest Account pursuant to Section 4.2(c).

Separate Accounts (and sub-accounts) shall be maintained for the portion of a Participant's Deferred Compensation (if any) that is distributable in a lump sum, and for the portion of a Participant's Deferred Compensation (if any) that is distributable in installments. Separate Accounts (and sub-accounts) shall also be maintained for each portion of a Participant's Deferred Compensation that is distributable at a different time.

     2.2  Affiliate.  A corporation that is under common control with the
          ---------
Company, as determined under Section 414(c) of the Code.

     2.3  Beneficiary. The person or persons (including a trustee or trustees)
          -----------
designated as a Participant's Beneficiary in the last written instrument signed by the Participant for the purposes of this Plan and received by the Plan Administrator prior to the Participant's death. If no such person has been designated, the Participant's Beneficiary shall be the Participant's surviving spouse, if any, otherwise the Participant's estate.

     2.4  Code. The Internal Revenue Code of 1986, as from time to time amended.
          ----

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     2.5  Company.  Alliant Energy Corporation, and any successor or successors
          -------
thereto.

     2.6  Company Stock. The Common Stock, $.01 par value, of the Company, as
          -------------
such stock may be reclassified, converted, or exchanged by reorganization, merger, or otherwise.

     2.7  Compensation. The annual retainer payable to an Eligible Director for
          ------------
his or her services as a member of the Company's Board of Directors. An Eligible Director's Compensation shall include the Director's:

          (a)  Cash Compensation, being that portion of the Director's annual
               -----------------
     retainer that is payable in cash; and

          (b)  Stock Compensation, being that portion of the Director's annual
               ------------------
     retainer that is payable in shares of Company Stock.

     2.8  Deferred Compensation.  The balance from time to time credited to a
          ---------------------
Participant's Accounts.

     2.9  Effective Date. The Plan's original Effective Date was June 27, 1990.
          --------------
The provisions of this amended and restated Plan are effective as of January 1, 2000, and shall apply to Participants who are Eligible Directors on or after such date.

     2.10 Eligible  Director.  Any individual  who is a member of the Company's
          ------------------
Board of Directors on the first day of a Plan Year, and who is not an employee of the Company.

     2.11 Participant. An Eligible Director for whom an Account has been
          -----------
established pursuant to Section 4.2.

     2.12 Plan. The Alliant Energy Corporation Deferred Compensation Plan for
          ----
Directors, as set forth herein, and as from time to time amended.

     2.13 Plan Year. The 12 consecutive month period ending on each December 31.
          ---------

     2.14 Plan Administrator.  The Nominating and Governance Committee of the
          ------------------
Board of Directors of the Company.

     2.15 Retirement.  Termination of Directorship at or after age 70.
          ----------

     2.16 Share Value. The price at which a share of Company Stock is deemed to
          -----------
have been purchased for a Participant's Account pursuant to Section 4.3(d). If shares of Company Stock are actually purchased on any date for the purposes of the Plan, and if such purchases are made in the open market or in privately negotiated transactions, the Share Value on such date will be the average weighted price of all of the shares that are purchased for the Plan on such date. In all other cases, Share Value will be the average (computed to four decimal points) of the high and low sales prices of shares of Company Stock as reported for the applicable date on the New York Stock Exchange Composite Transaction Tape.

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

     2.17 Termination of Directorship. Termination of a Participant's membership
          ---------------------------
on the Board of Directors of the Company for any reason.

     2.18 Unforeseeable Emergency. A severe financial hardship to a Participant
          -----------------------
resulting from a sudden and unexpected illness or accident of the Participant or a dependent (as defined in Section 152(a) of the Code) of the Participant, loss of the Participant's property due to casualty, or a similar extraordinary and unforeseeable circumstance arising as a result of events beyond the control of the Participant.

                                   ARTICLE 3

                                 ADMINISTRATION
                                 --------------

     3.1  Powers and Duties. Full power and authority to construe, interpret,
          -----------------
and administer this Plan is vested in the Plan Administrator. In particular, the Plan Administrator shall make each determination provided for in this Plan and may adopt such rules, regulations, and procedures as it deems necessary or desirable to the efficient administration of the Plan. The Plan Administrator's determinations need not be uniform, and may be made by it selectively among persons who may be eligible to participate in the Plan. The Plan Administrator shall have sole and exclusive discretion in the exercise of its powers and duties hereunder, and all determinations made by the Plan Administrator shall be final, conclusive, and binding unless they are found by a court of competent jurisdiction to have been arbitrary and capricious.

     3.2  Delegation. The Plan Administrator may delegate part or all of its
          ----------
duties to any person or persons, and may from time to time revoke such authority and delegate it to another person or persons. Each such delegation to a person who is not an employee or Director of the Company or an Affiliate will be in writing, and a copy will be furnished to the person to whom the duty is delegated, who will file a written acceptance with the Plan Administrator. Any delegate's duty will terminate upon revocation of such authority by the Plan Administrator, upon withdrawal of such person's acceptance or, in the case of a delegate who is an employee or Director of the Company or an Affiliate, upon the termination of such employment or directorship. Any person to whom administrative duties are delegated may, unless the delegation provides otherwise, similarly delegate part or all of such duties to another person.

                                   ARTICLE 4

                              DEFERRED COMPENSATION
                              ---------------------

     4.1  Participant Deferrals. An Eligible Director may elect to defer up to
          ---------------------
100% of his or her Compensation for any Plan Year. An election to defer Compensation shall be made in writing prior to the first day of the Plan Year to which it will apply or, if later, within 30 days after the Eligible Director is first notified by the Plan Administrator of his or her eligibility to participate in the Plan, and it shall be subject to the following requirements:

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          (a)  Amounts deferred from a Participant's Compensation shall reduce the Participant's Compensation for the Plan Year (or portion thereof) to which the election applies.

          (b) The election shall be irrevocable with respect to all Compensation payable for services performed by the Participant during the Plan Year following the date on which the election is received by the Plan Administrator, except that a Participant may terminate an election to defer Compensation if the Plan Administrator determines that the termination is necessary as a result of an Unforeseeable Emergency.

     4.2  Deferred Compensation Accounts. The Plan Administrator shall establish
          ------------------------------
one or more Accounts in the name of each Participant to record the Deferred Compensation payable to the Participant. Such Account shall be for bookkeeping purposes only, and shall not be deemed to create a fund or trust for the benefit of the Participant. Each Participant's Account shall be established, maintained, and periodically adjusted as follows:

          (a)  Credits. Amounts deferred by a Participant pursuant to Section
               -------
     4.1 shall be credited to the Participant's Account as of the dates on which they are applied to reduce the Participant's Compensation.

          (b)  Charges. The Plan Administrator shall charge to the Participant's
               -------
     Account the amount of any payments made to or on behalf of the Participant as of the dates on which such payments are made.

          (c)  Participant  Elections.  When a Participant elects to defer Cash
               ----------------------
     Compensation pursuant to Section 4.1, the Participant may elect to have the deferred Compensation credited to a Company Stock Account or to an Interest Account, in such proportions as the Participant shall elect. Each such election shall be due by the due date for the election under
     Section 4.1, and it shall apply to all deferred Cash Compensation for the Plan Year to which the election under Section 4.1 applies. If a Participant fails to make an election for any Plan Year, the election that was in effect for the previous Plan Year shall remain in effect for the current Plan Year. If no election was in effect for the previous Plan Year, the Participant's deferred Cash Compensation will be allocated to the Interest Account. A Participant's elections pursuant to this paragraph shall be irrevocable. Deferred Compensation that has been allocated to a Company Stock Account may not thereafter be transferred to an Interest Account, and Deferred Compensation that has been allocated to an Interest Account may not thereafter be transferred to a Company Stock Account.

          (d)  Company Stock Account. A Participant's Company Stock Account
               ---------------------
     shall be maintained and adjusted as follows:

               (i) All of a Participant's deferred Stock Compensation shall be credited to the Participant's Company Stock Account.

               (ii) The portion of a Participant's deferred Cash Compensation which is allocated to the Participant's Company Stock Account shall be deemed to have been invested in whole and fractional shares of Company Stock on a date selected by the Plan Administrator, which date shall be no later than ten business days following the date on which the deferred Compensation or Employer Contributions are credited to the Participant's Account, at a price equal to the Share Value on such date.

               (iii) A Participant's Company Stock Account shall be credited with the amount of any dividends that would have been paid to the Participant if the Participant had owned the shares of Company Stock that are credited to his or her Account when the dividends are paid. Amounts so credited shall be deemed to have been invested in additional shares of Company Stock on a date selected by the Plan Administrator, which date shall be no later than ten business days following the date on which the dividends are credited to the Participant's Account, at a price equal to the Share Value on such date.

               (iv) A Participant's Company Stock Account shall be equitably adjusted to reflect any change in the outstanding Company Stock by reason of any stock dividend, stock split, recapitalization, merger, consolidation, combination or exchange of shares, or any similar corporate change.

               (v) The balance credited to a Participant's Company Stock Account as of any date shall be the number of whole and fractional shares of Company Stock that are deemed to be held by the Participant's Account on such date.

          (e)  Interest Account. On the last day of each Plan Year, the average
               ----------------
     of the balances credited to the Participant's Interest Account on the last day of each month during the Plan Year shall be credited with interest at a rate which is equal to the greater of:

               (i) the "Prime Rate" as reported in The Wall Street Journal on the first business day of the Plan Year; or

               (ii) the A-Utility Bond Rate yield (as reported in the Federal Reserve statistical release H.15) using the average of the rates reported for the last Friday of each month for the preceding year;

provided, that in no event shall the rate of interest credited for any Plan Year be greater than 12% or less than 6%. The balance credited to a Participant's Interest Account as of any date shall be the accumulated deferred Cash Compensation and interest that are credited to such Account as of such date.

                                   ARTICLE 5

                        PAYMENT OF DEFERRED COMPENSATION
                        --------------------------------

     5.1  Payment of Deferred Compensation. In the event of a Participant's
          --------------------------------
Termination of Directorship for reasons other than the Participant's death, the balance credited to the Participant's Account shall be paid to the Participant.

In the event of a Participant's death, the balance credited to the Participant's Account shall be paid to the Participant's Beneficiary.

     5.2  Commencement of Payments. Payment of a Participant's Deferred
          ------------------------
Compensation shall commence as follows:

          (a)  Deferrals to a Specific Year. If a Participant has elected
               ----------------------------
     pursuant to Section 5.6 to receive payment of his or her deferrals for any Plan Year in a specific year, payment of the Participant's Deferred Compensation that is attributable to such Plan Year shall commence: (i) during the first 31 days of the year elected by the Participant; or
     (ii) within 60 days after the last day of the Plan Year in which the Participant's Termination of Directorship occurs; whichever is earlier.

          (b)  Deferrals to Termination of Directorship. If a Participant has
               ----------------------------------------
     elected pursuant to Section 5.6 to receive payment of his or her deferrals for any Plan Year following the Participant's Termination of Directorship, payment of the Participant's Deferred Compensation that is attributable to such Plan Year shall commence within 60 days after the date of the Participant's Termination of Directorship or within 60 days after the last day of the Plan Year in which the Participant's Termination of Directorship occurs, as elected by the Participant pursuant to Section 5.6.

Notwithstanding the foregoing, if a Participant's Termination of Directorship occurs by reason of the Participant's death, payment will commence within 60 days after the date the Participant's Beneficiary has been identified.

     5.3  Timing of Payments. Payments of a Participant's Deferred Compensation
          ------------------
shall be made in a lump sum or in up to ten annual installments, as elected by the Participant pursuant to Section 5.6; provided, that all payments due by reason of a Participant's death shall be made in a lump sum.

     5.4  Amount of Payments. The amount of a lump sum payment shall be equal
          ------------------
to the balance credited to the Participant's Account as of a date selected by the Plan Administrator, which date shall not be more than 30 days prior to the date the lump sum is paid. The amount of an installment payment shall be equal to the balance credited to the Participant's Account as of a date selected by the Plan Administrator (which shall not be more than 30 days prior to the date the installment is paid), divided by the number of installments (including the current installment) remaining to be paid. The first annual installment will be paid on the date as of which payment of the Participant's Deferred Compensation is scheduled to commence. Each annual installment after the first shall be paid within 31 days after the last day of the calendar year in which the previous installment was paid.

     5.5  Form of Payments. Payments that are due from a Participant's Company
          ----------------
Stock Account shall be made in whole shares of Company Stock, plus cash in an amount equal to the Share Value of any fractional shares. Payments that are due from a Participant's Interest Account shall be made in cash.

     5.6  Participant Elections. Subject to the foregoing provisions of this
          ---------------------
Article 5, when a Participant elects to defer Compensation pursuant to Section 4.1, the Participant may also elect:

          (a) the calendar year in which payment of such Deferred Compensation will commence, which calendar year shall be: (i) subsequent to the Plan Year next following the Plan Year to which the election applies; and (ii) no later than the calendar year of the Participant's anticipated Retirement; or

          (b) to have payment of such Deferred Compensation commence within 60 days following the Participant's Termination of Directorship; or

          (c) to have payment of such Deferred Compensation commence within 60 days following the last day of the calendar year of the Participant's Termination of Directorship; and

          (d) to receive payment of such Deferred Compensation in a lump sum or in up to ten annual installments.

Each such election shall be due by the due date for the election under Section 4.1, and it shall apply to all Deferred Compensation that is attributable to the Plan Year to which the election under Section 4.1 applies. If a Participant fails to make an election for any Plan Year, the election that was in effect for the previous Plan Year shall remain in effect for the current Plan Year. If no election was in effect for the previous Plan Year, Deferred Compensation that is attributable to the current Plan Year will be distributed in a lump sum on the fourth Friday of the month following the Participant's Termination of Directorship.

     5.7  Emergency Payments. In the event of an Unforeseeable Emergency, the
          ------------------
Plan Administrator may direct the payment of any part or all of a Participant's Deferred Compensation to the Participant prior to the time provided in Section 5.2, to the extent necessary to prevent severe financial hardship. Such action shall be taken only if the Participant submits a written application describing the circumstances which are deemed to justify the payment and the amount necessary to prevent severe financial hardship, together with such supporting evidence as the Plan Administrator may reasonably require. Payments shall not be made under this section to the extent the Participant's hardship is or may be relieved:

          (a)  through reimbursement or compensation by insurance or otherwise;

          (b) by liquidation of the Participant's assets, to the extent this would not in itself cause severe financial hardship; or

          (c) by the termination of the Participant's election to defer Compensation.

     5.8  Tax Payments. If there is a final determination that a Participant or
          ------------
Beneficiary should be taxed on part or all of the Participant's Deferred Compensation before it is actually paid, the Company shall pay to the Participant or Beneficiary the portion of the Participant's Deferred Compensation that has been determined to be currently taxable. For the purposes of this section, a "final determination" means a determination by the Internal Revenue Service or a court of competent jurisdiction from which no further appeal may be taken, either because there is no further appeal available or because the time to take such appeal has expired.

     5.9  Facility of Payment. The Company may make payments due to a legally
          -------------------
incompetent person in such of the following ways as the Plan Administrator shall determine:

          (a)  directly to such person;

          (b)  to the legal representative of such person; or

          (c) to a near relative of such person to be used for the person's benefit.

Any payment made in accordance with the provisions of this section shall be a complete discharge of the Company's liability for the making of such payment.

     5.10 Restrictions on Payments. Notwithstanding anything herein to the
          ------------------------
contrary, the Plan Administrator may postpone the issuance and delivery of shares of Company Stock to a Participant until the requirements of any securities exchange or system on which shares of Company Stock have been listed have been complied with, until any required registration or other qualification of such shares under applicable provisions of any State or Federal securities laws, rules or regulations has been completed, or until the requirements of any exemption from registration or other qualification have been satisfied. The Plan Administrator may restrict the transferability of any shares of Company Stock that are distributed pursuant to the Plan, legend any certificate evidencing any such shares, and place a stop transfer order in respect of such shares, to the extent it reasonably determines that such action is necessary to ensure compliance with any applicable securities or exchange law, regulation, or other requirement.

                                   ARTICLE 6

                                CLAIMS PROCEDURE
                                ----------------

     6.1  Decisions on Claims. If a claim for benefits is denied, the Plan
          -------------------
Administrator shall furnish to the claimant within 90 days after its receipt of the claim (or within 180 days after such receipt if special circumstances require an extension of time) a written notice which:

          (a)  specifies the reasons for the denial;

          (b) refers to the pertinent provisions of the Plan on which the denial is based;

          (c) describes any additional material or information necessary for the perfection of the claim and explains why such material or information is necessary; and

          (d)  explains the claim review procedures.

     6.2  Review of Denied Claims. Upon the written request of the claimant
          -----------------------
submitted within 60 days after his or her receipt of such written notice, the Plan Administrator shall afford the claimant a full and fair review of the decision denying the claim and, if so requested, permit the claimant to review any documents which are pertinent to the claim, permit the claimant to submit issues and comments in writing, and afford the claimant an opportunity to meet with appropriate representatives of the Plan Administrator as a part of the review procedure. Within 60 days after its receipt of a request for review (or within 120 days after such receipt if special circumstances, such as the need to hold a hearing, require an extension of time) the Plan Administrator shall notify the claimant in writing of its decision and the reasons for its decision and shall refer the claimant to the provisions of the Plan which form the basis for its decision.

                                    ARTICLE 7

                                     FUNDING
                                     -------

This Plan is intended to be "unfunded" for the purposes of the Code; however, nothing herein shall prevent the Company, in its sole discretion, from establishing a trust of the type commonly known as a "rabbi trust" to assist it in meeting its obligations under the Plan.

                                   ARTICLE 8

                            AMENDMENT AND TERMINATION
                            -------------------------

The Nominating and Governance Committee of the Board of Directors of the Company may amend or terminate this Plan at any time and for any reason; provided, that no amendment or termination of the Plan shall alter a Participant's right to receive payment of amounts previously credited to the Participant's Account.

                                   ARTICLE 9

                               GENERAL PROVISIONS
                               ------------------

     9.1  Status of Participants. Each Participant and Beneficiary shall be a
          ----------------------
general unsecured creditor of the Company with respect to amounts payable hereunder, this Plan constituting a mere promise by the Company to make benefit payments in the future. A Participant's or Beneficiary's right to receive payments under the Plan are not subject in any manner to anticipation, alienation, sale, assignment, pledge, encumbrance, attachment, or garnishment by the creditors of the Participant or the Participant's Beneficiaries.

     9.2  No Guaranty of Directorship. The establishment of this Plan shall not
          ---------------------------
give a Participant any legal or equitable right to be continued as a member of the Board of Directors of the Company.

     9.3  Delegation of Authority. Whenever, under the terms of this Plan, the
          ------------------------
Company is permitted or required to do or perform any act, it shall be done or performed by the Board of Directors of the Company, by any duly authorized committee thereof, or by any officer of the Company duly authorized by the articles of incorporation, bylaws, or Board of Directors of the Company.

     9.4  Legal Actions. No Participant, Beneficiary, or other person having or
          -------------
claiming to have an interest in this Plan shall be a necessary party to any action or proceeding involving the Plan, and no such person shall be entitled to any notice or process, except to the extent required by applicable law. Any final judgment which is not appealed or appealable that may be entered in any such action or proceeding shall be binding and conclusive on all persons having or claiming to have any interest in this Plan.

     9.5  Applicable Law. This Plan shall be construed and interpreted in
          --------------
accordance with the laws of the State of Wisconsin, except to the extent the same are preempted by any applicable federal law.

     9.6  Rules of Construction. Wherever any words are used herein in the
          ---------------------
masculine gender, they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply. Headings of sections and subsections of this Plan are inserted for convenience of reference, are not a part of this Plan, and are not to be considered in the construction hereof. The words "hereof," "herein," "hereunder," and other similar compounds of the word "here" shall mean and refer to the entire Plan, and not to any particular provision or section.

     9.7  Expenses of Administration. All expenses and costs incurred in
          --------------------------
connection with the administration or operation of the Plan shall be paid by the Company and/or by any trust of the type described in Article 7.

     9.8  Indemnification. The Company shall, to the extent permitted by its
          ---------------
articles of incorporation and bylaws, and by the laws of the state in which it is incorporated, indemnify any employee or Director of the Company or an Affiliate providing services to the Plan against any and all liabilities arising by reason of any act or omission, made in good faith pursuant to the provisions of the Plan, including expenses reasonably incurred in the defense of any claim relating thereto.

To record the adoption of the Plan as set forth above, the undersigned has executed this document this ___ day of ________________, ____________, for and on behalf of the Company.

                                        ALLIANT ENERGY CORPORATION

                                        By
                                           ----------------------------------
                                        As its
                                               ------------------------------

ATTEST:

--------------------------------
As its
       --------------------------